                                                                     EXHIBIT 1.1

                           MIDAMERICAN ENERGY COMPANY

                       MEDIUM-TERM NOTES DUE NOT LESS THAN
                         [__] MONTHS FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                                  [______, 20__]
[NAMES AND ADDRESSES OF AGENTS]

Dear Sirs:

                  MidAmerican Energy Company, an Iowa corporation (the
"Company"), confirms its agreement with [NAMES OF AGENTS] (each, an "Agent" and, together, the "Agents") with respect to the issue and sale by the Company of its
Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture, dated as of [_____, 20__] as amended (the
"Indenture"), between the Company and [NAME OF TRUSTEE], as trustee (the
"Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $[______] aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement, [OF WHICH $_______REMAINS UNSOLD]. It is understood, however, that the Company from time to time may reduce the maximum principal amount of Notes which it may issue and sell or authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

                  This Agreement provides both for the sale of Notes by the
Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principal for resale to purchasers.

                  The Company has filed with the Securities and Exchange
Commission (the "SEC") registration statements on Form S-3 (No. 333-110398) and
(No. 333-_________) for the registration of certain securities, including the
Notes, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939
Act"). Such registration statements (and any further registration statements which may be filed by the Company for the purpose of registering additional
Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus specifically relating to the Notes constituting a part thereof, and any prospectus supplements specifically relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934
Act") or the 1933 Act or otherwise, are referred to herein as the "Registration
Statement" and the "Prospectus", respectively, except that if any revised prospectus specifically relating to Notes shall be provided to the Agents by the
Company for use in connection with the offering of Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to an Agent for such use.

         SECTION 1. Appointment As Agents.

                  (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell
Notes directly on its own behalf, the Company hereby appoints each Agent as its agent for the purpose of soliciting purchases of Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the
Company determines to sell Notes directly to an Agent or Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined)
relating to such sale in accordance with the provisions of Section 3(b) hereof.
The Agents are authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of Notes. The
Company agrees that, during the period any Agent is acting as the Company's
Agent hereunder, the Company will not contact or solicit potential investors introduced to it by such Agent to purchase Notes. The Company may appoint, upon one day prior written notice to the Agents, additional persons to serve as Agent hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an agent.

                  (b) Reasonable Efforts Solicitations; Right to Reject Offers.
Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of Notes as the
Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of
Notes for sale under the Registration Statement. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by an Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such
Agent's agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part.

                  (c) Solicitations as Agent; Purchases as Principal. In
soliciting purchases of Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Such Agent shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a
Terms Agreement in accordance with Section 3(b) hereof.

                  (d) Reliance. The Company and each Agent agree that any Notes the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

         SECTION 2. Representations and Warranties.

                  (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any Agent as agent or to any Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to such
Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a
"Representation Date") as follows:

                           (i) Due Incorporation and Qualification. The Company
         has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Iowa with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                           (ii) Public Utility. The Company has the legal right
         to function and operate as an electric public utility company in the
         States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska.

                           (iii) Subsidiaries. The Company has no significant
         subsidiaries, as "significant subsidiary" is defined in Rule 405 of
         Regulation C of the 1933 Act Regulations.

                           (iv) Registration Statement and Prospectus. At the
         time the Registration Statement became effective, the Registration
         Statement complied, and as of the applicable Representation Date will comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration
         Statement, at the time it became effective, did not, and at each time thereafter at which any amendment

         to the Registration Statement becomes effective or any Annual Report on
         Form 10-K is filed by the Company with the SEC and as of each
         Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated
         therein or necessary to make the statements therein not misleading. The
         Prospectus, as of the date hereof does not, and as of each
         Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the
         Company in writing by the Agents expressly for use in the Registration
         Statement or Prospectus, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in the applicable Terms Agreement.

                           (v) Incorporated Documents. The documents
         incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder ("1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will at all times during the period specified in Section 4(e) hereof not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the
         Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

                           (vi) Accountants. The accountants who issued their
         reports on the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are an
         independent registered public accounting firm within the meaning of the
         1933 Act and the 1933 Act Regulations.

                           (vii) Financial Statements. The financial statements
         and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated
         and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the
         United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration
         Statement present fairly the information required to be stated therein.

                           (viii) Authorization and Validity of this Agreement,
         any Applicable Terms Agreement, the Indenture and the Notes. Each of
         this Agreement and any applicable Terms Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a legal, valid and binding agreement of the Company; the Indenture has been duly authorized and constitutes a legal, valid and binding obligation

         of the Company enforceable against the Company in accordance with its terms; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this
         Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms
         Agreement, the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

                           (ix) Material Changes or Material Transactions. Since
         the respective dates as of which information is given in the
         Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B)
         there have been no material transactions entered into by the Company other than those in the ordinary course of business.

                           (x) No Defaults. The Company is not in violation of
         its Restated Articles of Incorporation, as amended, or bylaws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement, the Indenture and any applicable Terms
         Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the material property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the Restated Articles of
         Incorporation, as amended, or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

                           (xi) Regulatory Approvals. The Company has made all
         necessary filings and obtained all necessary consents, orders or approvals from the Federal Energy Regulatory Commission ("FERC") and the Illinois Commerce Commission ("ICC") in connection with the issuance and sale of the Notes and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this
         Agreement, except such as may be required under state securities ("Blue
         Sky") laws.

                           (xii) Legal Proceedings; Contracts. Except as may be
         set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or would be reasonably likely to materially and adversely affect its properties or assets or would be reasonably likely to materially and adversely affect the consummation of this Agreement, the Indenture or any applicable Terms Agreement; and
         there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the
Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         SECTION 3. Solicitations as Agents; Purchases as Principal.

                  (a) Solicitations as Agents. On the basis of the
representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

                  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, in the form of a discount, equal to a percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, such percentage to be as agreed upon by the Company and the Agents. The Agents may allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

                  The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $[____] or any larger amount that is an integral multiple of $[_____]. All Notes sold through any Agent as agent will be sold at
[__]% of their principal amount unless otherwise agreed to by the Company and such Agent.

                  (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and
(unless the Company and such Agent

shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such
Agent. Each such separate agreement (which may be an oral agreement) between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this
Agreement" shall be deemed to include any applicable Terms Agreement between the
Company and such Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in the form of Terms Agreement attached as Exhibit A hereto. Such Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of
Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission as agreed upon by the Company and the Agents), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the opinions of counsel, officers' certificate and comfort letter pursuant to Sections 5(c), 5(d), 5(e) and 5(f) hereof.

                  (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the
Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         SECTION 4. Covenants of the Company.

                  The Company covenants with the Agents as follows:

                  (a) Rule 424(b) Filing. Promptly following execution of this
Agreement, to cause the Prospectus, including as part thereof a prospectus supplement relating to the Notes, to be filed with, or mailed for filing to, the
SEC pursuant to Rule 424(b)(2) and (3) under the 1933 Act and the Company will promptly advise the Agents when such filing or mailing has been made. Prior to such filing or mailing, the Company will cooperate with the Agents in the preparation of such supplement to the Prospectus to assure that the Agents have no reasonable objection to the form or content thereof when filed or mailed.

                  (b) FERC or ICC Action. To advise the Agents promptly of any additional action by the FERC or ICC pertaining to the Notes.

                  (c) Copies of 1933 Act Documents. To furnish promptly to the
Agents and to counsel for the Agents one signed copy of the Registration
Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Notes, and a copy of the Prospectus filed with the
SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

                  (d) Conformed Copies. To deliver promptly to the Agents such reasonable number of the following documents as the Agents may request: (i)
conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

                  (e) Revisions of Prospectus -- Material Changes. Except as
otherwise provided in subsection (q) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a Note purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the
Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in each Agent's capacity as agent and to cease sales of any Notes any Agent may then own as principal pursuant to a Terms
Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                  (f) Agents' Review. Prior to filing with the SEC during the term of this Agreement, (i) any amendment to the Registration Statement, (ii)
the Prospectus or any supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Agents and to counsel for the Agents, and the Company will not file any amendment to the Registration
Statement or supplement to the Prospectus unless the Company has furnished to the Agents a copy of such document for review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object.

                  (g) Notices to Agents. To advise the Agents promptly during the term of this Agreement, (i) when any post-effective amendment to the
Registration Statement becomes effective, (ii) of any request or proposed request by the SEC for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and
(v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Notes) or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

                  (h) Preparation of Pricing Supplements. The Company will
prepare, with respect to any Notes to be sold through or to any of the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agents and will file such pricing supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such pricing supplement is first used.

                  (i) Prospectus Revisions -- Periodic Financial Information.
Except as otherwise provided in subsection (q) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

                  (j) Prospectus Revisions -- Audited Financial Information.
Except as otherwise provided in subsection (q) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the
Company for the preceding fiscal year, the Company shall cause the Registration
Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent registered public accounting firm with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933
Act or the 1933 Act Regulations.

                  (k) Stop Order. If, during the term of this Agreement, the SEC shall issue a stop order suspending the effectiveness of the Registration
Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (l) Earnings Statement. As soon as practicable, to make
generally available to its security holders and to deliver to the Agents an earnings statement, conforming with the requirements of Section 11(a) of the
1933 Act and Rule 158 of the 1933 Act Regulations, covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the 1933 Act Regulations.

                  (m) Shareholder and Other Reports. During the period of five years hereafter, or such lesser period as any of the Notes shall be outstanding, to furnish to the Agents, (i) as soon as available, a copy of each report of the
Company mailed to its shareholders or report filed by the Company with the SEC and (ii) from time to time such other information concerning the Company as the
Agents may reasonably request.

                  (n) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the
United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes;
provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (o) 1934 Act Filings. The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a),
13(c), 14 or 15(d) of the 1934 Act.

                  (p) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement
Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

                  (q) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (i) or (j) of this
Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

                  (r) Condition to Agency Transactions. Any person who has
agreed to purchase Notes as the result of an offer to purchase solicited by an
Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there shall have occurred, subsequent to the date on which such person agreed to purchase the Notes (the "Trade Date") or subsequent to the respective dates as of which information is given in the Registration Statement, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (B) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, if in the reasonable judgment of such person the effect of any such attack, outbreak, escalation, act of terrorism, declaration of war, calamity or emergency makes it impracticable or inadvisable to purchase the Notes, (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (D) any banking moratorium declared by U.S. Federal or

                                       10

New York authorities; or (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade
Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

                  (s) Costs. To pay all costs incident to the authorization, issuance, sale and delivery of the Notes; the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and the
Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the
1934 Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, the Indenture and any Terms Agreement; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Notes; the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in subsection (n) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Agents not to exceed $[_____] in the aggregate); the reasonable fees and expenses of counsel for the Agents; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement (including fees and expenses of the Company's counsel); provided that, except as provided in this Section 4(s), the Agents shall pay their own costs and expenses, any transfer taxes on the
Notes which they may sell and the expenses of advertising any offering of the
Notes made by the Agents.

         SECTION 5. Conditions of Obligations.

                  The obligations of each Agent to solicit offers to purchase
Notes as agent of the Company, the obligations of any purchasers of Notes sold through such Agent as agent, and any obligation of such Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to each of the following additional terms and conditions applicable to the Notes:

                  (a) No Stop Order. At or before the date hereof, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the
SEC to the accuracy or adequacy of any document incorporated by reference in the
Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the financial condition of the Company.

                  (b) Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the
Indenture, any Terms Agreement,

                                       11

the Notes, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to [________________], counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Opinion of Company Counsel. [_____________], Esq., counsel to the Company, shall have furnished to the Agents a letter addressed to the
Agents and dated the date hereof stating his opinion to the effect that:

                           (i) the Company is a validly organized and existing
         corporation in good standing under the laws of the State of Iowa; and
         the Company is an indirect subsidiary of MidAmerican Energy Holdings
         Company, an Iowa corporation;

                           (ii) this Agreement and each Terms Agreement, if any,
         has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and general principles of equity;

                           (iii) the Indenture is in due and proper form, has
         been duly and validly authorized by the necessary corporate action, has been duly and validly executed and delivered and is a valid instrument legally binding on the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance,
         reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles;

                           (iv) the Notes are in due and proper form; the issue
         and sale of the Notes by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Notes, when duly executed (which execution may include facsimile signatures of officers of the Company), authenticated and delivered to the purchasers or to an Agent pursuant to any Terms
         Agreement, against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; and each holder of Notes will be entitled to the benefits of the Indenture;

                           (v)  the Notes, the Indenture and any Terms Agreement
         conform in all material respects with the statements concerning them made in the Prospectus, and such statements accurately set forth the matters respecting the Notes, the Indenture and the Terms Agreement required to be set forth in the Prospectus;

                           (vi) the Indenture is qualified under the 1939 Act;

                                       12

                           (vii) the orders of the FERC and the ICC referred to
         in Section 2(a)(xi) hereof pertaining to the Notes have been duly issued and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Notes as contemplated by this
         Agreement and any applicable Terms Agreement or the application of the proceeds thereof;

                           (viii) the Registration Statement has become
         effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration
         Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

                           (ix) the Registration Statement and the Prospectus
         and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act
         Regulations and Sections 305(a)(2) and 305(c) of the 1939 Act (except that such counsel need express no opinion as to the financial statements and financial or statistical data contained therein);

                           (x) such counsel does not know of any legal or
         governmental proceeding required to be described in the Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration
         Statement or the Prospectus or to be filed as an exhibit to the
         Registration Statement which is not described, incorporated or filed as required;

                           (xi) neither the execution and delivery of this
         Agreement and the Indenture nor the issuance and sale of the Notes in accordance with the terms of this Agreement or Terms Agreements nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will conflict with, or violate or result in a breach of, any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of
         Incorporation, as amended, or the bylaws of the Company, as amended, or of any material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the
         Company or any of its subsidiaries is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the material properties or assets of the Company or any such subsidiary;

                           (xii) the documents referred to in Section 2(a)(v)
         hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel does not need to express any opinion as to the financial statements and financial or statistical data contained therein);

                                       13

                           (xiii) the statements made in the Prospectus which
         are stated therein to have been made on the authority of such counsel have been reviewed by him and, as to matters of law and legal conclusion, are correct;

                           (xiv) the Company is a public utility authorized by
         its Restated Articles of Incorporation, as amended, to carry on the businesses in which it is engaged, as set forth in the Prospectus; the
         Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South
         Dakota, and as a gas public utility company in the States of Iowa,
         Illinois, South Dakota and Nebraska; and the franchises and permits of the Company are valid and subsisting and authorize the Company to carry on the utility businesses in which it is engaged in the communities and territory covered by such franchises and permits;

                           (xv) the descriptions in the Registration Statement
         and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be presented; and

                           (xvi) except as set forth in the Prospectus, (A)
         there are no pending legal proceedings to which the Company is a party or in which any of its property is the subject which are material to the Company, other than ordinary routine legal proceedings incident to the business in which the Company is engaged, and (B) there are no material pending administrative or judicial proceedings to which the
         Company is a party or in which any of its property is the subject arising under any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, and, to the best of the knowledge of said counsel, no such proceedings are threatened by governmental authorities;

and such letter shall additionally state that nothing has come to the attention of such counsel that would lead him to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration
Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Officers' Certificate. The Company shall have furnished to the Agents on the date hereof a certificate, dated the date hereof, of its Chief
Executive Officer, its President or a Vice President and its Treasurer or an
Assistant Treasurer stating that, to the best of their

                                       14

knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the
Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(g) and 5(h) hereof have been fulfilled.

                  (e) Comfort Letter. On the date hereof, the Agents shall have received a letter from the Company's independent registered public accounting firm dated as of the date hereof and in form and substance satisfactory to the
Agents, to the effect that:

                           (i) They are an independent registered public
         accounting firm with respect to the Company within the meaning of the
         1933 Act and the 1933 Act Regulations;

                           (ii) In their opinion, the financial statements and
         supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934
         Act Regulations;

                           (iii) They have performed specified procedures, not
         constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Company included in the
         Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included or incorporated by reference in the
         Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the
         1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United
         States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than three days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the consolidated total assets or common shareholder's equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included or incorporated by reference in the
         Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g., inability to determine such decreases because of insufficient accounting information available after the date of such

                                       15

         most recent balance sheet) enumerated in such letter as shall have been agreed to by the Agents and the Company; and

                           (iv) In addition to the examination referred to in
         their report included or incorporated by reference in the Registration
         Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

                  (f) Opinion of Agents' Counsel. [_________________], as
counsel for the Agents, shall have furnished to the Agents the date hereof such opinions with respect to the validity of the Notes and with respect to the
Registration Statement, the Prospectus, and other related matters as the Agents may reasonably require.

                  (g) FERC and ICC Orders. The orders of the FERC and the ICC referred to in Section 2(a)(xi) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

                  (h) Ratings. Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Standard & Poor's Rating Service or Moody's Investors
Service, Inc.

                  (i) No Material Adverse Change. Subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

                  (j) Other Documents. On the date hereof and on each Settlement
Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained;
and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

                  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any applicable Terms Agreement) may be terminated by the
Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the

                                       16

covenant regarding provision of an earnings statement set forth in Section 4(1)
hereof, the provisions concerning payment of expenses under Section 4(s) hereof, the indemnity and contribution agreement set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 9 hereof and the provisions set forth under "Parties" of
Section 13 hereof shall remain in effect.

         SECTION 6. Conditions to the Obligations of the Company.

                  The obligations of the Company to sell and deliver the Notes are subject to the following conditions precedent:

                           (a) No Stop Order. At or before the date hereof, no
         stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the
         Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the
         Registration Statement or the Prospectus or otherwise shall have been complied with.

                           (b) FERC and ICC Orders. The orders of the FERC and
         the ICC referred to in Section (2)(a)(xi) hereof shall be in full force and effect and no proceeding to suspend the effectiveness of either such order shall be pending or threatened.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled on the date hereof, this Agreement may be terminated by the
Company by delivering written notice of termination to the Agents. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4(s), and Section 8 hereof.

         SECTION 7. Delivery of and Payment for Notes Sold through the Agents

                  Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the
Company for such Note, the Company will promptly return such funds to such
Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such
Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

         SECTION 8. Indemnification.

                  (a) Indemnification of the Agents. The Company agrees to
indemnify and hold harmless each Agent, its directors and officers, and each person, if any, who controls such Agent within the meaning of Section 15 of the
1933 Act as follows:

                                       17

                           (i) against any and all loss, liability, claim,
         damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
         damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); and

                           (iii) against any and all expense whatsoever, as
         incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Agent shall consist of the information described as such in the applicable Terms Agreement; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Agent to such person, if such is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the
         Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this provision shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the
         Prospectus.

                                       18

                  (b) Indemnification of the Company. Each Agent agrees,
severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the
1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the
Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Agent shall consist of the information described as such in the applicable Terms Agreement.

                  (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of such indemnified party.

                  (d) Contribution. In order to provide for just and equitable contribution in circumstances in which (i) the indemnity agreements provided for in this Section 9 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with their terms or (ii) such indemnity is insufficient to hold harmless an indemnified party under subsection
(a) or (b) above, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages or expenses of the nature contemplated by said indemnity agreements incurred by the Company and such Agent, as incurred,
(x) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the
Company bear to the total underwriting

                                       19

discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, (1) each director and officer of an Agent, and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as such Agent, and (2) each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933
Act, shall have the same rights to contribution as the Company.

         SECTION 9. Representations, Warranties, Indemnities and Agreements to
Survive Delivery.

                  All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of such Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 10. Termination.

                  (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the
Company or the Agents, upon the giving of 30 days' written notice of such termination to the other party hereto.

                  (b) Termination of a Terms Agreement. An Agent may terminate any Terms Agreement, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) there shall have occurred, subsequent to the date of such Terms Agreement or subsequent to the respective dates as of which information is given in the Registration Statement, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) any material adverse change in the financial markets in the United States, the effect of which is such as to

                                       20

make it, in the reasonable judgment of such Agent, impracticable to market the
Notes or enforce contracts for the sale of Notes, (C) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, if in the reasonable judgment of such person the effect of any such attack, outbreak, escalation, act of terrorism, declaration of war, calamity or emergency makes it impracticable or inadvisable to purchase the
Notes, (D) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or
(E) any banking moratorium declared by U.S. Federal or New York authorities;
(ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms
Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the
Company; or (iii) there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                  (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each
Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) each
Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(s) hereof, the indemnity and contribution agreements set forth in
Section 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

         SECTION 11. Notices.

                  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                  If to the Company:

                           MidAmerican Energy Company
                           666 Grand Avenue
                           Des Moines, IA 50309
                           Attention: Treasurer
                           Phone: 515-281-2904
                           Fax: 515-242-4261

                                       21

                  If to the Agents:

                        [CONTACT INFORMATION FOR AGENTS]

or at such other address as such party or parties may designate from time to time by notice duly given in accordance with the terms of this Section 11.

         SECTION 12. No Fiduciary Duty.

                  The Company acknowledges and agrees that (i) the purchase and sale of the Notes, including the determination of the offering price of such
Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and each applicable purchasing
Agent, on the other hand; (ii) each applicable Agent is acting solely in the capacity of an arm's length contractual counterparty to the Company in connection with the offering of such Notes and the process leading to such transaction (including in connection with determining the terms of the offering)
and not as a financial advisor or a fiduciary to, or an agent of, the Company;
(iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such
Notes or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement; and (iv) the Agents are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this
Agreement, and the Agents shall have no responsibility or liability to the
Company with respect thereto.

         SECTION 13. Governing Law.

                  This Agreement and all the rights and obligations of the
parties shall be governed by and construed in accordance with the laws of the
State of New York, without regard to principles of conflicts of laws. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan,
The City of New York.

                                       22

         SECTION 14. Parties.

                  This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. Integration.

                  This Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter covered herein, and supercedes any and all prior oral and written agreements and understandings among the parties hereto, including, without limitation, the
Distribution Agreement, dated February 5, 2002, among the Company, Credit Suisse
First Boston Corporation, Banc One Capital Markets, Inc., BNY Capital Markets,
Inc., Commerzbank Capital Markets Corp. and UBS Warburg LLC, the Distribution
Agreement, dated January 9, 2003, among the Company, Lehman Brothers Inc., Banc
One Capital Markets, Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp.,
BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Credit Suisse
First Boston Corporation and U.S. Bancorp Piper Jaffrey Inc., the Distribution
Agreement, dated September 28, 2004, among the Company, ABN AMRO Incorporated,
BNP Paribas Securities Corp. and J.P. Morgan Securities Inc. and the
Distribution Agreement dated as of October 24, 2005 among the Company, J.P.
Morgan Securities Inc., LaSalle Financial Services, Inc. and Lehman Brothers
Inc. (other than with respect to transactions consummated thereunder prior to the date hereof).

         SECTION 16. Execution in Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                               [Signatures follow]

                                       23

If the foregoing is in accordance with each Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each Agent and the Company in accordance with its terms.

                                           Very truly yours,

                                           MIDAMERICAN ENERGY COMPANY

                                           By:
                                               -----------------------------
                                               Name:
                                               Title:

Accepted:

[SIGNATURE BLOCKS FOR AGENTS]

                                       24

                                    EXHIBIT A

                           MIDAMERICAN ENERGY COMPANY

                                      Notes
                            [____]% Series due 20[__]

                                     FORM OF
                                 TERMS AGREEMENT

                                                [__________ ___, 20___]

[NAMES AND ADDRESSES OF UNDERWRITERS]

Dear Sirs:

                  MidAmerican Energy Company, an Iowa corporation ("MEC"),
confirms its agreement with [NAME OF UNDERWRITERS] (collectively, the
"Underwriters") with respect to the issue and sale by MEC of its Notes, [___]%
Series due 20[__] (the "Notes"). The Notes are to be issued pursuant to the
Indenture, dated as of , as amended (the "Base Indenture"), between MEC and
[NAME OF TRUSTEE], as trustee (the "Trustee"), and the [___] Supplemental
Indenture to be entered into between MEC and the Trustee (together with Base
Indenture, the "Indenture").

                  This Terms Agreement is entered into pursuant to, and hereby incorporates by reference all of the terms of, the Distribution Agreement, dated
[______, 20__] (the "Distribution Agreement"), among MEC and [NAMES OF AGENTS]
as Agents thereunder. Capitalized terms used in this Terms Agreement have the definitions given to them in the Distribution Agreement.

                  SECTION 1. Representations and Warranties. MEC represents and warrants to the Underwriters as of the date hereof and as of the Settlement Date for the purchase, sale and delivery of the Notes to the Underwriters, that the representations and warranties of MEC in Section 2 of the Distribution Agreement are true and correct (except to the extent that such representations and warranties are specifically limited to a prior date, in which case such representations and warranties were true and correct as of such prior date).

                  SECTION 2. Purchase and Offering. Subject to the terms and conditions hereof and incorporated by reference herein and in reliance upon the representations and warranties herein set forth and incorporated by reference herein, MEC agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from MEC, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Notes set forth opposite its name in Schedule I hereto, and the Notes shall have the terms set forth in Schedule I hereto, which is incorporated by reference in this Terms Agreement.

                                  EXHIBIT A-1

                  SECTION 3. Conditions to the Obligations of the Underwriters.
The respective obligations of the Underwriters under this Terms Agreement with respect to the Notes are subject to the accuracy, on the date hereof and on the
Settlement Date, of the representations and warranties of MEC contained, and incorporated by reference, herein, to the performance by MEC of its obligations contained in the Distribution Agreement and this Terms Agreement, and to the satisfaction of the conditions contained in the Distribution Agreement.

                  [SECTION 4. STAND-OFF AGREEMENT. BETWEEN THE DATE OF THIS
TERMS AGREEMENT AND THE SETTLEMENT DATE, MEC WILL NOT, WITHOUT THE PRIOR CONSENT
OF THE UNDERWRITERS, OFFER OR SELL, OR ENTER INTO ANY AGREEMENT TO SELL, ANY
DEBT SECURITIES OF MEC (OTHER THAN THE NOTES AND COMMERCIAL PAPER IN THE
ORDINARY COURSE OF BUSINESS).]

                  SECTION 5. Information Furnished by Underwriters. For purposes of Sections 2(a)(iv), 8(a)(iii) and 8(b) of the Distribution Agreement, the only information furnished to the Company by any Underwriter for use in the
Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: [DESCRIBE INFORMATION], and (ii) the following information in the prospectus supplement furnished on behalf of [NAME OF
UNDERWRITER]: [DESCRIBE INFORMATION].

                  SECTION 6. Governing Law. This Terms Agreement and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any suit, action or proceeding brought by MEC against the
Underwriters in connection with or arising under this Terms Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

                  SECTION 7. Parties. This Terms Agreement shall inure to the benefit of and be binding upon the Underwriters and MEC and their respective successors. Nothing expressed or mentioned in this Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 of the Distribution Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Terms Agreement or any provision herein contained. This Terms Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 8. Several Obligations. The obligations of the
Underwriters hereunder are several and not joint.

                  SECTION 9. Execution in Counterparts. This Terms Agreement may
be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                  EXHIBIT A-2

                  If the foregoing is in accordance with the Underwriters'
understanding of our agreement, please sign and return to MEC a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and MEC in accordance with its terms.

                                              Very truly yours,

                                              MIDAMERICAN ENERGY COMPANY

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted:

[SIGNATURE BLOCKS FOR UNDERWRITERS]

                                  EXHIBIT A-3

                                   SCHEDULE I

This is Schedule I to the Terms Agreement, dated [_________ ___, 20__], entered into pursuant to the Distribution Agreement, dated [_________ ___, 20__], among
MidAmerican Energy Company and [NAMES OF AGENTS]., as Agents thereunder.
Capitalized terms used but not defined in this Schedule have the meanings given to such terms in the Distribution Agreement.

Agents:
         [NAMES OF AGENTS]

SEC Registration Number: 333-110398 and [333- ]

Designation of Notes: [___]% Series due 20[__]

Terms of Notes:
Principal Amount:  $[___________]
Issue Price:   100%      Other:
Authorized Denominations:   $1,000 and integral multiples of $1,000     Other:
Original Issue Date: [_________ ___, 20__]
Stated Maturity: [_________ ___, 20__]

Extension of Stated Maturity: MEC does not have the option to extend the stated maturity.
                              MEC does have the option to extend the stated maturity.
                              Extension Period(s):  _____ period(s) of [one] [two] [three] [four] [five] year(s)
                              Final Maturity Date:

Form: The notes are book-entry notes.
      The notes are certificated notes.

Fixed Rate Notes
      Interest Rate:
      Interest Payment Dates: January 15 and July 15      Other:
      Interest Rate Reset:    MEC does not have the option to reset the interest rate.
                              MEC does have the option to reset the interest rate.
                                    Reset Date(s):
                                    Reset Formula:
      Record Dates:   January 1 and July 1      Other:

 Floating Rate Notes
      Initial Interest Rate:
      Interest Rate Basis:
          Commercial Paper Rate
          LIBOR
              Designated LIBOR Page:   LIBOR Reuters, page ____      LIBOR Telerate, page ____
          Prime Rate
          Treasury Rate
          Other:
      Interest Reset Period:   Daily      Weekly      Monthly      Quarterly
                               Semiannual beginning in ________ and ________      Annual beginning in ________
      Interest Reset Dates:   As specified in the Prospectus      Other:
      Interest Payment Period:   Monthly      Quarterly      Semiannual      Annual
      Interest Payment Dates:
           Third Wednesday of each month  Third Wednesday of each March, June, September and December
           Third Wednesday of each ________ and ________  Third Wednesday of each _________

          Other:
      Interest Determination Date:   As specified in the Prospectus      Other:
      Calculation Date:   As specified in the Prospectus      Other:
      Index Maturity:
      Spread:   None      _____ basis points
      Spread Reset:      MEC does not have the option to reset the spread.
                         MEC does have the option to reset the spread.
                               Reset Date(s):
                               Reset Formula:

      Spread Multiplier:   None
      Spread Multiplier Reset:       MEC does not have the option to reset the spread multiplier.
                                     MEC does have the option to reset the spread multiplier.
                                           Reset Date(s):
                                           Reset Formula:
      Maximum Interest Rate:   None
      Minimum Interest Rate:   None
      Calculation Agent:   Bank One Trust Company, National Association      Other:

 Original Issue Discount Notes
      Yield-to-Maturity:

 Amortizing Notes.  An amortization schedule is attached to this Schedule and is incorporated in this Schedule by reference.

Redemption:      The notes may not be redeemed prior to maturity at the option of MEC.
                 The notes may be redeemed prior to maturity at the option
                   of MEC. The redemption provisions are attached to this
                   Schedule as Annex 1.

Repayment:       The notes may not be repaid prior to maturity at the option of the holders.
                 The notes may be repaid prior to maturity at the option of the holders.
                        Repayment Date(s):   At any time      On the following dates:
                        Repayment Price:

Sinking Fund:      The notes do not have the benefit of sinking fund provisions.
                   The notes do have the benefit of sinking fund provisions. A schedule of mandatory sinking fund payments is attached to this Schedule and is incorporated in this Schedule by reference.

Renewal:     The notes are not renewable at the option of the holders.
             The notes are renewable at the option of the holders

Principal amount of Notes to be severally purchased by each Agent:

             Agent                                   Amount
             [_______________]                                $[___________]
             [_______________]                                 [___________]
                Total Principal Amount of Notes               $[___________]

Agents' Discount:  [___]%

Settlement Date:  [__________ ___, 20__]

Settlement Time:  At or about [_____] [A.M.] [P.M.]

Location of Closing:  New York, New York

Payment Instructions:  MidAmerican Energy Company, Account No. [_________], [NAME OF BANK], ABA No. [________]

[STAND-OFF PERIOD: AS STATED IN SECTION 5 OF THE FOREGOING TERMS AGREEMENT.]

                             [INCLUDE IF APPLICABLE]

                                                                         ANNEX 1

                              REDEMPTION PROVISIONS

         The notes will be redeemable as a whole at any time or in part, from time to time, at the option of MidAmerican Energy Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [___] basis points, plus (b)
accrued interest on the principal amount thereof to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the
Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable
Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the
Reference Treasury Dealers appointed by the trustee after consultation with
MidAmerican Energy Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue
(expressed in each case as a percentage of its principal amount) on the third
Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve
Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S.
Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable
Treasury Issue (expressed in each case as a percentage of its principal amount)
quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m.
on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of [NAMES OF UNDERWRITERS], and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City
(a "Primary Treasury Dealer"), MidAmerican Energy Company shall substitute therefor another Primary Treasury Dealer.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on notes or portions thereof called for redemption.

         Capitalized terms used but not defined in this annex have the meanings given to such terms in the Indenture as supplemented from time to time.